Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the  incorporation  by reference in this  Registration
Statement on Form S-8 of our report dated March 30, 2001 relating to the financial statements and financial statement schedules, which appears in Foamex International Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the headings "Risk Factors" and "Experts" in such Prospectus.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
June 6, 2002